Exhibit 10.6
MARINA VILLAGE
Alameda, California
INDUSTRIAL GROSS
BASIC LEASE INFORMATION

Lease Reference
Effective Date:	November 15, 2003

Landlord:	ALAMEDA REAL ESTATE INVESTMENTS,
a California limited partnership

Tenant:	ST. FRANCIS MEDICAL TECHNOLOGIES, INC.,
a Delaware corporation

Premises and Building Address:	960 Atlantic Avenue, Suite 102, Alameda, CA 94501	Paragraph 1

Approximate Area of Premises:	13,112 rentable square feet (“rsf”)	Paragraph 1

Term Commencement:	March 1, 2004	Paragraph 2

Term Expiration:	February 28, 2009	Paragraph 2

Base Rent:	3/1/04 – 2/28/05 $19,012/Month	Paragraph 3(a)
3/1/05 – 2/28/06 $19,563/Month
3/1/06 – 2/28/07 $20,130/Month
3/1/07 – 2/28/08 $20,715/Month
3/1/08 – 2/28/09 $21,316/Month

Tenant’s Percentage Share:	13,112 rsf ÷ 40,003 rsf = 32.78%	Paragraph 4(a)

Base Year:	2003	Paragraph 4(a)

Use:	General office and laboratory testing of medical devices	Paragraph 6(a)

Security Deposit:	$233,697	Paragraph 16

Tenant’s Address for Notices:	960 Atlantic Avenue, Suite 102 Alameda, CA 94501	Paragraph 21

Landlord’s Address for Notices:	Alameda Real Estate Investments 2479 Bayshore Road, Suite 704	Paragraph 21
Palo Alto, CA 94303
Attn: Joseph R. Seiger
Telecopier No. (650) 463-1615

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With a copy to (and address for payment of rent):
Alameda Real Estate Investments
1150 Marina Village Parkway, Suite 100
Alameda, CA 94501
Telecopier No. (510) 523-1638

Broker(s):	Cornish & Carey	Paragraph 22(j)

Exhibits & Other Attachments:	Addendum Exhibit A - Outline of Premises
Exhibit B - Initial Improvement of the Premises
Exhibit C - Verification Memorandum
Exhibit D - Form of Letter of Credit
Exhibit E - Operating Expense Exclusions
The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:		LANDLORD:

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.		ALAMEDA REAL ESTATE INVESTMENTS,
A Maryland Corporation		a California limited partnership

		By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

By:	/s/ Henry		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

Name:	Henry Klyce

				By:	/s/ Joseph R. Seiger

Title:	Pres			Name:	Joseph R. Seiger

				Title:	President
Date:	11/17/03			Date:	11/20/03

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MARINA VILLAGE
INDUSTRIAL GROSS LEASE
THIS LEASE (“Lease”) is made and entered into as of the Effective Date by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and ST. FRANCIS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
WITNESSETH
1.	Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord or the term of this Lease and at the rental and upon the conditions set forth below, the Premises (the “Premises”) described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A (“Exhibit A”). The Premises are located within the building identified in the Basic Lease Information (the “Building”). The Building is located with the approximately 200-acre development (the “Project”) commonly known as Marina Village, Alameda, California. Subject to substantial completion by Landlord of any improvements to the Building or the Premises which Landlord is explicitly required to make under this Lease, Tenant shall accept the Premises in its “as-is” condition as of the date of delivery by Landlord.
2.	Term. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord shall permit Tenant to occupy the Premises prior to the date of term commencement, such occupancy shall be subject to all the terms of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of term commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting there from, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, rental shall be waived for the period between commencement of the term and the time when Landlord can deliver possession. The date of term expiration shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the commencement and expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit C (“Exhibit C”) executed by Landlord and Tenant promptly following delivery of possession.
3.	Rent.
(a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent. Base Rent shall be payable upon Tenant’s execution of this Lease and in advance on or before the first day of the first (1st) full calendar month following commencement of the term and of each successive calendar month thereafter during the term. If the term commences on other than the first day of a calendar month any excess payment of Base Rent shall be credited against the last payment of Base Rent otherwise due.

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(b) Effective as of each anniversary date of the commencement of the term, the Base Rent shall be increased to equal the sum of (i) the Base Rent as specified in the Basic Lease Information, plus (ii) the product obtained by multiplying such amount by the percentage increase in the Consumer Price Index measured from the measuring month which is two months preceding the commencement of the term to the measuring month two months preceding the anniversary date in question. As used herein, the term “Consumer Price Index” (“Consumer Price Index”) shall mean the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84 equals 100), or the successor of such index. Tenant shall continue paying the current Base Rent until the increased Base Rent has been calculated. Upon such calculation, Landlord shall give notice to Tenant of the amount of the new Base Rent which shall be due and payable effective as of the anniversary date and Tenant shall upon the giving of such notice pay Landlord any shortage in Base Rent accruing between the current anniversary date and the date of the notice.
(c) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly rent, whether or not the same be designated “additional rent” (“additional rent”).
(d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord on the date due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies under this Lease.
(e) Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant under this Lease.
(f) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

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4.	Taxes and Operating Expense.
(a) For each calendar year during the term after the year specified in the Basic Lease Information as the Base Year, Tenant shall pay its percentage share, as specified in the Basic Lease Information, of the increase in Property Taxes over Base Property Taxes and its percentage share of the increase in Operating Expenses for such calendar year over Base Operating Expenses. For the purposes hereof, “Property Taxes” shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining “Property Taxes” shall include the land underlying the Building), and “Operating Expenses” shall mean: (1) all costs of management, operation, maintenance, and repair of the Building, (2) the cost of all insurance maintained by Landlord with respect to the Building and (3) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declaration or by any owners’ associations affecting the building. “Base Property Taxes” shall mean those Property Taxes payable during the fiscal year ending in June of the Base Year, and “Base Operating Expenses” shall mean Operating Expenses incurred by Landlord during the Base Year. Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the building been 95% occupied.
(b) In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant’s percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the building is a part.
(c) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent 1/12th of Landlord’s estimate of the increase in Property Taxes and Operating Expenses from Base Property Taxes and Base Operating Expenses from the then current calendar year. Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90)-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of the Lease.

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5.	Other Taxes. Tenant shall pay or reimburse Landlord within thirty (30) days following its demand for any taxes (other than local, state or federal, personal or corporate income taxes measured by the net income of Landlord from all sources), assessments, excises, levies, business taxes, license, permit, inspection, authorization, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant’s expense; (b) upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; (c) imposed with respect to the rental payable hereunder; or (d) upon this transaction or any document to which Tenant is a party.
6.	Use.
(a) The Premises shall be used and occupied by Tenant for the use set forth in the Basic Lease Information and for no other purpose. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which unreasonably disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or any portion of the Project, nor place or maintain any signs on or visible from the exterior of the Premises, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not conduct any auction at the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Building or the Project or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.
(b) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”). As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials, “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section

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300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its members and its and their officers, directors, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above. Tenant’s obligations unless this paragraph 6 shall survive the expiration or termination of this Lease.
7.	Utilities.
(a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such service shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection will the provision of such services as billed by the provider thereof based on Landlord’s reasonable estimate of the level of Tenant’s use or consumption of such services. Landlord shall bill Tenant for such services as incurred and payment shall be made by Tenant within ten (10) days after submittal of Landlord’s statement.
(b) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services which is due to fire, accident, strike, governmental authority, act of God or other causes beyond the reasonable control of Landlord or any temporary interruption in such service which is necessary in the making of alterations, repairs or improvements to the Buildings or any part of it.

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8.	Maintenance, Repairs and Alterations.
(a) Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises or the Building in good order, condition and repair.
(b) Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, but not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair. If Tenant falls to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof as set forth in Landlord’s demand to Tenant shall automatically become due and payable as additional rent. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating, and air conditioning equipment installed in the premises. If Landlord so elects, Tenant shall retain the services of Landlord or a maintenance company retained by it to perform maintenance of Tenant’s heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof upon demand. At the expiration or earlier termination of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted, and with only such improvements and alterations as shall have been made with Landlord’s consent and not required by Landlord to be removed at the end of the term.
(c) Tenant shall not, without Landlord’s prior consent, make any alterations, improvements or additions in or about the Premises. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant’s ability to pay for such work. Tenant shall give Landlord at least five (5) business days’ notice prior to commencing any such work and Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics’ liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction

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of Tenant. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors designated or approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and is in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any such work, if required by Landlord, Tenant shall purchase builder’s risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Notwithstanding anything in this Paragraph 8 to the contrary, upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building. Upon completion of work performed for Tenant, at Landlord’s request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall, at Landlord’s option, become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant’s machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant on or before such time.
9.	Insurance and Indemnity.
(a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer’s liability and workers’ compensation insurance as required by law. Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s insurance adviser, based on a substantial increase in recovered liability claims generally or in amounts of insurance which tenants in similar premises are then being required to maintain, the specified amounts of coverage are no longer

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adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased. Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements. Tenant shall obtain and maintain business interruption insurance in an amount not less than the lesser of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord duplicates of such policies or certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by duplicate policies or certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.
(b) Landlord hereby waives all claims against Tenant, and Tenant’s partners, and its and their officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord’s partners, and its and their officers, directors, partners, employees, agents and representatives (collectively, “Landlord’s Parties”) for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.
(c) As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord’s Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause, and Tenant shall hold Landlord and Landlord’s Parties harmless from and defend Landlord and Landlord’s Parties against (i) all claims for damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, except as to Landlord

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or any of Landlord’s Parties such as is caused by the sole negligence or willful misconduct of Landlord or that of Landlord’s Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises or the Project. The foregoing indemnity obligation of Tenant shall include attorneys’ fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord’s Parties from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.
10.	Damage or Destruction.
(a) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord’s architect or contractor the work of repair cannot be completed in ninety (90) days following such damage or destruction, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.
(b) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within thirty (30) days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the Premises or terminate this Lease.
(c) In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant’s use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of applicable law which would otherwise provide for termination of a hiring upon destruction of the thing hired, which are superseded by this Paragraph 10.
11.	Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after

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such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises for Tenant’s purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a pro rata basis based upon relative area.
12.	Assignment and Subletting.
(a) Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. In the case of any assignment or subletting, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant’s obligations under this Lease or so much thereof as are allocable to any portion of the Premises proposed to be sublet.
(b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:
(i)	the proposed assignee or sublessee is a governmental agency,

(ii)	in Landlord’s reasonable judgment, the use of the Premises would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

(iii)	in Landlord’s reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project;

(iv)	in Landlord’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

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(v)	Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

(vi)	Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

(vii)	the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

(viii)	the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is currently a tenant in the Project;

(ix)	Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on more than one occasion during the 12 months preceding the date that Tenant shall request consent; or

(x)	in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.
(c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease as to that portion of the Premises proposed to be sublet, effective as of the date of the proposed subletting. Landlord may enter into a lease with the proposed subtenant. If Tenant proposes to assign this Lease, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment. If Landlord does not exercise its options to terminate this Lease or sublet the Premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord’s prior consent as hereinabove provided.
(d) As used in this Paragraph 12, the term “assign” or “assignment” (“assign” or “assignment”) shall include, without limitation, any sale, transfer or other disposition of

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all or any portion of Tenant’s estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:
(i)	If Tenant is a corporation or a limited liability company: (A) any dissolution, merger, consolidation or other reorganization of Tenant, or (B) a sale of more than 50% of the value of the assets of Tenant, or (C) if Tenant is a corporation or limited liability company with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of or membership interests in Tenant. The phrase “controlling percentage” (“controlling percentage”) means the ownership of, and the right to vote, stock or membership interests possessing at least fifty percent (50%) of the total combined voting power of all classes of Tenant’s stock or membership interests issued, outstanding and permitted to vote for the election of directors;

(ii)	If Tenant is a trust, the transfer of more than fifty percent (50%) of the beneficial interest of Tenant, or the dissolution of the trust;

(iii)	If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture; or

(iv)	If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants, or the partition or dissolution of the co-tenancy.
(e) No sublessee shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease.
(f) In the case of an assignment, all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.
(g) In the case of a subletting, all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.
(h) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any

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assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.
(i) If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.
(j) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant’s default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
13.	Default by Tenant.
(a) Any of the following events shall constitute events of default under this Lease:
(i)	Tenant’s failure to pay any rent or other sum payable hereunder when due;

(ii)	Tenant’s failure to perform any of the other terms, covenants, agreements or conditions contained herein (other than Tenant’s breach of Paragraph 12(a) or Paragraph 17 as to which no cure period shall apply) and, if the default is curable, the continuation of such default for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than thirty (30) days to remedy, but in any event, within sixty (60) days following Landlord’s notice, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, no cure period shall thereafter be applicable hereunder;

(iii)	the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; or

(iv)	the abandonment of the Premises.

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(b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:
(i)	Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

(ii)	In the event of any such termination of this Lease, Landlord may then or at any time thereafter, reenter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant’s default or of such termination.

(iii)	In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant’s default, (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

(iv)	Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

(v)	For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the Premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under Paragraph 3 above and the amounts last payable by Tenant pursuant to Paragraph 4 above and any “free rent” (“free rent”) or rent waived or abated by Landlord as an inducement for Tenant to enter into this Lease.

(vi)	Landlord’s acceptance of payment from Tenant of less than the amount of rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the Premises.

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(vii)	After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.
(c) Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.
(d) Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Paragraph 13 or by order or judgment of any court or by any legal process.
(e) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and any statutory remedy.
(f) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.
14.	Landlord’s Right to Cure Default. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

15.	Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

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16.	Security Deposit. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the “Deposit”). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.
17.	Estoppel Certificate.
(a) Tenant shall at any time within ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the rent, the Deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.
(b) Tenant’s failure to deliver such statement within such time shall be deemed Tenant’s confirmation that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s rent has been paid in advance.
(c) If Landlord desires to sell, finance or refinance the Building, within ten (10) days of Landlord’s request, Tenant shall deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.
18.	Relocation. Landlord shall have the right to relocate the Premises to other space in the Building designated by Landlord, provided that such other space is of equal or larger size than the Premises and the Base Rent shall be at the same per square foot rate in effect under this Lease at the time of relocation with the same increases, if any, for the

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remainder of the initial Term (the per square foot rate is determined by dividing the annual amount(s) of Base Rent then in effect or to be in effect, as set forth in Paragraph 3(a) by the rentable square footage of the existing Premises). Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location as described in a new Exhibit A (“Exhibit A”) under an amendment of this Lease.
19.	Subordination, Amendment for Lender.
(a) This Lease, at Landlord’s option, shall be subordinate to any ground lease, first mortgage, first deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any first mortgagee, first priority deed of trust beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Promptly following the request of any such purchaser, grantee, or ground lessor, Tenant shall execute and deliver a new lease, in the form of this Lease, with such requesting party as the Landlord. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.
(b) Tenant shall give any holder of a first mortgage or deed of trust placed upon the Building (“Holder”), in compliance with the notice provisions of this Lease, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within thirty (30) or such longer period of time as Landlord shall have the right to cure the default under the Lease, Holder shall have the right, but not the duty, to cure such default within an additional thirty (30) day period or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including the time necessary to foreclose or otherwise terminate its first mortgage or deed of trust if necessary to effectuate such cure.

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(c) Within ten (10) days of Landlord’s request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord’s tender in connection with the making of a loan to be secured by the Property, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant’s leasehold interest.
20.	Attorneys’ Fees. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys’ fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys’ fees, court costs and expenses shall be included in and as a part of such judgment.
21.	Notices. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice.
22.	General Provisions.
(a) This Lease shall be governed by and construed in accordance with the laws of the State of California.
(b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
(c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.
(d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent or any partial payment hereunder by Landlord shall not

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be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.
(e)
(i)	If, without objection by Landlord, Tenant holds possession of the premises after expiration of the term of this Lease, Tenant shall become a tenant from month to monthly upon the term herein specified but at a monthly rental equivalent to two times of the then prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy; and

(ii)	If, over Landlord’s objection, Tenant holds possession of the premises after expiration of the term of this Lease or expiration of its holdover tenancy, without limiting the liability of Tenant for its unauthorized occupancy of the premises, Tenant shall indemnify Landlord and any replacement tenant for the premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant’s failure timely to vacate the premises.
(f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.
(g) Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the Premises any ordinary “For Lease” sign.
(h) If Tenant is a corporation, limited liability company or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity and that this Lease is binding upon the entity in accordance with its terms.
(i) The term “Landlord” as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.
(j) Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’

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fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease.
(k) Tenant covenants for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the premises.
23.	Exhibits. The exhibits, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof,
IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:		LANDLORD:

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.		ALAMEDA REAL ESTATE INVESTMENTS,
A Maryland Corporation		a California limited partnership

		By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

By:	/s/ Henry		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

Name:	Henry Klyce

				By:	/s/ Joseph R. Seiger

Title:	Pres			Name:	Joseph R. Seiger

				Title:	President
Date:	11/17/03			Date:	11/20/03

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MARINA VILLAGE
ADDENDUM
TO
INDUSTRIAL GROSS LEASE
THIS ADDENDUM TO MARINA VILLAGE INDUSTRIAL GROSS LEASE shall constitute part of that certain Marina Village Lease by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and ST. FRANCIS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and the terms hereof shall for all purposes be considered part of the Lease and supersede any provisions of the Lease to the contrary.
1.	Amendment of Paragraph 2. The following language is hereby added after the final sentence of Paragraph 2 of the Lease:
“Notwithstanding the foregoing, in the event that Landlord has not delivered possession of the Premises to Tenant in accordance herewith by June 1, 2004, which date shall be extended day for day for any event of force majure, on or before the earlier of the date Landlord so delivers possession and June 10, 2004, Tenant may cancel this Lease by notice to Landlord.”
2.	Amendment of Paragraph 3.
a.	Paragraph 3(a) of the Lease is hereby amended to read as follows:
“(a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent. Base Rent for the first month of the term of this Lease shall be payable upon Tenant’s execution of this Lease and for each month of the term thereafter, in advance on or before the first day of the month.”
b.	Paragraph 3(b) of the Lease is hereby deleted in its entirety.

c.	The third sentence of Paragraph 3(d) of the Lease is hereby amended to read as follows:
“Accordingly, if any installment of Base Rent or any other sums due from Tenant shall not be received by Landlord on the date due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount if such installment is not paid by Tenant within five (5) days after Landlord’s notice to Tenant that such amount is owing; provided, that, if Tenant’s rent installment is not paid on the date due one (1) time in any twelve month (12) period, then no further notice shall be required thereafter for the next twenty-four (24) month period.
d.	The first sentence of Paragraph 3(e) of the Lease is hereby amended to read as follows:

Addendum-1

“Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted.”
3.	Amendment of Paragraph 4.
a.	Paragraph 4(a) of the Lease is hereby amended to read as follows:
“(a) For each calendar year during the term after the year specified in the Basic Lease Information as the Base Year, Tenant shall pay its percentage share, as specified in the Basic Lease Information, of the increase in Property Taxes over Base Property Taxes, and its percentage share of the increase in Operating Expenses for such calendar year over Base Operating Expenses. For the purposes hereof, “Property Taxes” shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax levied wholly or partly in lieu thereof) levied, assessed, confirmed or imposed (which for the purposes of defining “Property Taxes” shall include the land underlying the Building), and “Operating Expenses” shall mean: (1) all costs of management, operation, maintenance, and repair of the Building, (2) the cost of all insurance maintained by Landlord with respect to the Building and (3) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declaration or by any owners’ associations affecting the Building. Notwithstanding the foregoing, the items listed in Exhibit E shall not be included in Operating Expenses. “Base Property Taxes” shall mean those Property Taxes payable during the calendar year which is the Base Year, and “Base Operating Expenses” shall mean Operating Expenses incurred by Landlord during the Base Year. Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had the total rentable area of the Building been ninety-five percent (95%) occupied. The foregoing notwithstanding, the annual increase in Operating Expenses that are to be paid by Tenant (excluding increases in insurance, utility charges, and the cost of nonrecurring maintenance work) over the Base Operating Expenses, shall not exceed four percent (4%) per annum, compounded annually.”
b.	Paragraph 4(b) of the Lease is hereby amended to read as follows:
“(b) In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant’s percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part.”

Addendum-2

c.	The third sentence of Paragraph 4(c) of the Lease is hereby amended to read as follows:
“If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement.”
d.	The following language is hereby added as Paragraph 4(d) of the Lease:
“(d) Tenant shall have the right, during normal business hours within sixty (60) days following Landlord’s delivery of Landlord’s statement regarding actual Property Taxes and Operating Expenses, to review and contest Landlord’s determination. No such audit shall be conducted by any subtenant of Tenant. Unless within such sixty (60) day period, Tenant gives notice to Landlord of its contest of Landlord’s determination, Landlord’s statement shall be deemed final and accepted by Tenant. Pending resolution of any dispute with Landlord, Tenant shall pay the amount set forth in Landlord’s statement, Tenant shall be deemed to have waived any objection to Landlord’s determination of Operating Expenses and Property Taxes for the calendar year for which Tenant has given notice unless, within ninety (90) days following the commencement of Tenant’s audit, Tenant delivers notice of challenge of Landlord’s statement together with a copy of the audit report establishing the basis of such challenge. If such audit shows that the amount paid by Tenant for Operating Expenses and Property Taxes for any calendar year exceeds the amount due for such period, then unless Landlord contests the results of the audit as provided below, Landlord shall refund the amount overpaid by Tenant, together with interest at the rate set forth in Paragraph 3(e), from the end of the calendar year to which such payments relate until paid. If such audit shows that the amount paid by Tenant for Operating Expenses and Property Taxes was less than that due, then within sixty (60) days following commencement of Tenant’s audit, Tenant shall pay such shortfall to Landlord, together with interest thereon at the rate set forth in Paragraph 3(e) from the end of the calendar year to which such payments relate until paid. If Landlord contests Tenant’s audit, then within thirty (30) days following Landlord’s contest, Tenant may submit the matter to binding arbitration conducted by a sole arbitrator under the jurisdiction and the rules of the American Arbitration Association in San Francisco, California. The arbitrator shall award fees and costs to the prevailing party.”
4.	Amendment of Paragraph 6.
a.	The second sentence of Paragraph 6(a) is hereby amended to read as follows:
“Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises; provided, that, Landlord shall reimburse Tenant for any reasonable, out-of-pocket costs incurred by Tenant as

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the result of the failure of the Building or the Premises to comply with all applicable laws as of the Effective Date.”
b.	The third sentence of Paragraph 6(b) of the Lease is hereby amended to read as follows:
“Tenant shall not cause, or allow anyone else under its control to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers.”
c.	The following language is hereby added after the final sentence of Paragraph 6(b) of the Lease:
“Landlord shall reimburse Tenant for reasonable, out-of-pocket costs incurred by Tenant as the result of the presence of Hazardous Materials in or under the Premises or the Building as of the Effective Date.”
5.	Amendment of Paragraph 7.
a.	Paragraph 7(a) of the Lease is hereby amended to read as follows:
“(a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the Premises, together with all related installation or connection charges or deposits. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection with the provision of such services as billed by the provider thereof based on Landlord’s reasonable estimate of the level of Tenant’s use or consumption of such services. Water service costs shall be allocated on the basis of relative rentable area. Landlord shall bill Tenant for such services as incurred and payment shall be made by Tenant within ten (10) days after submittal of Landlord’s statement.”
b.	The following language is hereby added after the final sentence of Paragraph 7(b) of the Lease:
“If for reasons within the reasonable control of Landlord there is an interruption in gas, water, electric, sewer or telephone service to the Premises (“Critical Service(s)”), if (i) Tenant’s ability to conduct business at the Premises is materially and adversely affected for five (5) or more consecutive days, and (ii) notice thereof has been given to Landlord and Landlord has not taken commercially reasonable measures to remedy such failure within five (5) days of Tenant’s notice, Base Rent shall be abated from the end of such five (5) day period until such time as such Critical Service(s) have been restored.”
6.	Amendment of Paragraph 8.

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a.	The first sentence of Paragraph 8(a) of the Lease is hereby amended to read as follows:
“Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls (including plate glass), the roof of the Building, the structural components of the Building (including the Premises) and all common areas within the Building not leased to tenants.”
b.	Paragraph 8(b) of the Lease is hereby amended to read as follows:
“(b) Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, by not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof as set forth in Landlord’s demand to Tenant shall become due and payable as additional rent within ten (10) days after such demand. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating, and air conditioning equipment installed in the Premises. If Landlord so elects, Tenant shall retain the services of Landlord or a maintenance company retained by it to perform maintenance of Tenant’s heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof within fifteen (15) days after demand. Notwithstanding the foregoing, as of the Effective Date, all heat, ventilating, and air conditioning equipment installed in the Premises shall be in good operating condition and repair. At the expiration or earlier termination of the term, Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear or damage caused by casualty excepted, and with only such improvements and alterations as shall have been made with Landlord’s consent and not required by Landlord to be removed at the end of the term.”
c.	The first sentence of Paragraph 8(c) of the Lease is hereby amended to read as follows:
“Tenant shall not, without Landlord’s prior consent, make any alterations, improvements or additions in or about the Premises, which affect Building structural or mechanical systems or which entail a cost reasonably estimated by Landlord to exceed twenty thousand dollars ($20,000.00).”
d.	The second sentence of Paragraph 8(c) of the Lease is hereby amended to read as follows:
“As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition, and at Tenant’s request made at the time it seeks such consent, Landlord shall make such election.”

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e.	The eighth sentence of Paragraph 8(c) of the Lease is hereby amended to read as follows:
“In addition, prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payment bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition; provided, that, Landlord shall not require Tenant to furnish such bonds if the contractor can demonstrate to the satisfaction of Landlord the ability to obtain a payment and performance bond in an amount which equals or exceeds two (2) times Landlord’s reasonable estimate of the cost of the work to be performed by such contractor.”
f.	The ninth sentence of Paragraph 8(c) of the Lease is hereby amended to read as follows:
“Notwithstanding anything in this Paragraph 8 to the contrary, upon Landlord’s reasonable request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building, if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building.”
g.	The final sentence of Paragraph 8(c) of the Lease is hereby amended to read as follows:
“Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall, at Landlord’s option, become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, that, Tenant’s personal property, machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant on or before such time.”
7.	Amendment of Paragraph 9.
a.	Paragraph 9(a) of the Lease is hereby amended to read as follows:
“(a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than two million dollars ($2,000,000), and employer’s liability and workers’ compensation insurance as required by law. Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability, (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby

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without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and trade fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. Tenant shall obtain and maintain business interruption insurance in an amount not less than the lesser of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one (1) year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord duplicates of such policies or certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by duplicate policies or certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord within fifteen (15) days after such demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.”
b.	Paragraph 9(c) of the Lease is hereby amended to read as follows:
“(c) As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord’s Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause, and Tenant shall hold Landlord and Landlord’s Parties harmless from and defend Landlord and Landlord’s Parties against (i) all claims for damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, except to the extent the damage is caused by the negligence or willful misconduct of Landlord or any of Landlord’s Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises or the Project. The foregoing indemnity obligation of Tenant shall include attorneys’ fees, investigation costs and all other

Addendum-7

costs and expenses incurred by Landlord or any of Landlord’s Parties from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.”
c.	The following language is hereby added as Paragraph 9(d) of the Lease:
“(d) Landlord shall obtain and maintain during the term of this Lease casualty insurance covering the Building in an amount not less than one hundred percent (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief, and Landlord may also maintain insurance against earthquakes. Landlord shall maintain commercial general liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Project, such insurance to afford protection to Landlord and its managing agent. Landlord shall have the right to provide all insurance coverage required herein to be provided by Landlord pursuant to blanket policies so long as such coverage is expressly afforded by such policies for the location which is the Building.”
8.	Amendment of Paragraph 10.
a.	Paragraph 10(a) of the Lease is hereby amended to read as follows:
“(a) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, that, that if in the opinion of Landlord’s architect or contractor, the work of repair cannot be completed in two hundred seventy (270) days following such damage or destruction, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor, and Tenant may in such event also terminate this Lease by notice to Landlord given within fifteen (15) days after Landlord gives Tenant notice of the estimated time for repair as determined by Landlord’s architect or contractor.”
b.	The first sentence of Paragraph 10(c) of the Lease is hereby amended to read as follows:
“In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as provided above, rent shall be abated during the period required for the repair work based upon the ratio of the area of Premises that cannot be used due to the damage or destruction to the total area of the Premises.”

Addendum-8

c.	The following language is hereby added as Paragraph 10(d) of the Lease:
“(d) Tenant shall also have the right to terminate this Lease: (i) upon thirty (30) days’ prior notice, if within the time provided for Landlord to elect to restore the Premises or to terminate this Lease, in paragraphs (a) and (b) above, Landlord does not elect to terminate this Lease but Landlord fails for reasons under its reasonable control to proceed with reasonable diligence with the process of arranging for and repairing the Premises and Building, or (ii) as of the end of the two hundred seventy (270) day period identified in paragraph (a) above, if Tenant gives notice at least sixty (60) days prior thereto and, for whatever reason, the Premises and Building are not rebuilt within such two hundred seventy (270) day period, or (iii) by notice to Landlord given within fifteen (15) days following Landlord’s notice to Tenant of the estimated time to repair, if the Premises are damaged or destroyed during the last twelve (12) months of the Lease term, and it would require more than sixty (60) days to repair the Premises.”
9.	Amendment to Paragraph 11. The following language is hereby added after the final sentence to Paragraph 11 of the Lease:
“Notwithstanding the foregoing, Tenant shall be entitled to claim in a separate action, which does not diminish Landlord’s award, and to receive any and all compensation, damages, income, rent, awards, or any interest arising from the loss of Tenant’s equipment, furniture, fixtures and other personal property, Tenant’s relocation expenses, and loss of goodwill or other damage to Tenant’s business by reason of such taking.”
10.	Amendment of Paragraph 12.
a.	The first sentence of Paragraph 12(a) of the Lease is hereby amended to read as follows:
“Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent shall not unreasonably be withheld.”
b.	The second sentence of Paragraph 12(a) of the Lease is hereby amended to read as follows:
“Any of the foregoing acts without such consent shall be void.”
c.	Paragraph 12(b) of the Lease is hereby amended to read as follows:
“Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

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(i)	the proposed assignee or sublessee is a governmental agency;

(ii)	in Landlord’s reasonable judgment, the use of the Premises would entail any alterations which would materially lessen the value of the leasehold improvements in the Premises for which Landlord has paid, or would require increased services by Landlord;

(iii)	in Landlord’s reasonable judgment, the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project;

(iv)	in Landlord’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

(v)	Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

(vi)	the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation; or

(vii)	in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.”
d.	The first four sentences of Paragraph 12(c) of the Lease are hereby amended to read as follows:
“(c) If at any time, or from time to time during the term of this Lease, Tenant desires to sublet substantially all of the Premises for substantially the remainder of the term, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease as to that portion of the Premises proposed to be sublet, effective as of the date of the proposed subletting. Landlord may enter into a lease with the proposed subtenant. Except as otherwise provided herein, if Tenant proposes to assign this Lease in a transaction for which Landlord’s consent is required, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment.”
e.	The following language is hereby added to Paragraph 12(d) of the Lease:
“Notwithstanding anything in this Lease to the contrary, transfers to any of the following entities (“Permitted Transferees”) shall not require consent of Landlord nor shall any transfer, premium recapture or excess rent provisions apply:

Addendum-10

(i)	An entity succeeding to the business and assets of Tenant, whether by way of merger or consolidation or by way of acquisition of all or substantially all of the assets of Tenant; provided that the acquiring entity is, as a matter of law, or otherwise agrees to become directly obligated under this Lease; or

(ii)	An entity which is either the parent of the Tenant, controlled by Tenant or controlled by the same persons who own Tenant, but only for so long as such relationship remains in effect.”
f.	The first sentence of Paragraph 12(f) of the Lease is hereby amended to read as follows:
“(f) In the case of an assignment, fifty percent (50%) of all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment.”
g.	Paragraph 12(g) of the Lease is hereby amended to read as follows:
“(g) In the case of a subletting, fifty percent (50%) of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the cost of any real estate commissions, tenant improvements, legal fees incurred, and other reasonable out of pocket expenses incurred in connection with such subletting, amortized over the term of the sublease.”
h.	The following language is hereby added after the final sentence of Paragraph 12(h) of the Lease:
“Notwithstanding the foregoing, Tenant shall not be liable for any increase in its obligations under this Lease which may otherwise result from Landlord’s amendments or modifications to this Lease with such assignee or successor of Tenant.”
i.	Paragraph 12(i) of the Lease is hereby amended to read as follows:
“If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable out of pocket attorneys’ fees incurred in connection therewith.”
11.	Amendment of Paragraph 13. Subparagraph 13(a)(iv) of the Lease is hereby deleted.
12.	Amendment of Paragraph 14. The second sentence of Paragraph 14 is hereby amended to read as follows:

Addendum-11

“All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord within fifteen (15) days after demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.”
13.	Amendment of Paragraph 16. The following language is hereby added to Paragraph 16 of the Lease, to read as follows:
“At any time Tenant may deliver to Landlord an irrevocable, standby letter of credit in the sum specified in the Basic Lease Information, in the form attached hereto as Exhibit D and issued by a bank acceptable to Landlord in its sole discretion (the “Letter of Credit”). Promptly following delivery of the Letter of Credit to Landlord, Landlord shall return the cash then held as the Deposit to Tenant. Following an event of default by Tenant under this Lease, Landlord may draw down a portion of the amount of the Letter of Credit, as it may have been amended from time to time as provided in this Lease, and use, apply or retain all or any such portion of the amount so drawn, for the payment of any Base Rent or other charge payable by Tenant and then in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s event of default, or to compensate Landlord for any loss or damage which Landlord may suffer as a result of Tenant’s event of default. If Landlord so draws the Letter of Credit, then within ten (10) days after demand therefor Tenant shall give to Landlord another letter of credit which is similarly acceptable to Landlord in an amount sufficient, when taken together with the amount remaining undrawn under any other letter of credit given by Tenant to Landlord and the proceeds of any letter of credit drawn by Landlord and not previously applied as described above, to be equal to the full amount of the Letter of Credit, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any proceeds of any letter of credit provided by Tenant separate from its general accounts. If Tenant performs all of Tenant’s obligations under this Lease, the Letter of Credit, any replacements thereof or additions thereto, and any proceeds therefrom (without any interest for the use of such proceeds) not previously applied as described above, shall be returned to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit and any replacements thereof, additions thereto and proceeds of any of the foregoing.”
14.	Amendment of Paragraph 17. Paragraph 17(b) of the Lease is hereby amended to read as follows:
“(b) Tenant’s failure to deliver such statement within such time shall be deemed Tenant’s confirmation that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) to Tenant’s knowledge, there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s rent has been paid in advance.”
15.	Amendment of Paragraph 18. Paragraph 18 of the Lease is hereby deleted.

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16. Amendment of Paragraph 19.
a.	The following language is hereby added to Paragraph 19(a) of the Lease:
“Landlord shall use commercially reasonable, good faith efforts to cause any lender with a security interest in the Building to execute and deliver a subordination, non-disturbance and attornment agreement, in the lender’s standard form, in favor of Tenant.”
b.	Paragraph 19(c) of the Lease is hereby deleted.
17.	Amendment of Paragraph 21. The first sentence of Paragraph 21 of the Lease is hereby amended to read as follows:
“All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed to each party at the address specified in the Basic Lease Information or to such other place as such party may from time to time designate in a notice to the other party.”
18.	Amendment of Paragraph 22.
a.	Paragraph 22(e)(i) of the Lease is hereby amended to read as follows:
“(i) If, without objection by Landlord, Tenant holds possession of the premises after expiration of the term of this Lease, Tenant shall become a tenant from month to monthly upon the term herein specified but at a monthly rental equivalent to 150% of the then prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy; and”
b.	Paragraph 22(g) of the Lease is hereby amended to read as follows:
“(g) Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times upon reasonable prior notice for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. If Landlord enters the Premises pursuant to this Paragraph 22(g), Landlord shall make commercially reasonable efforts to minimize the disruption to Tenant. Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the Premises any ordinary “For Lease” sign.”
19.	Building Hours/Access. Access, utility and HVAC services to the Premises shall be available twenty-four (24) hours per day, three hundred sixty-five (365) days per year,

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including normal business holidays, subject to emergencies and periodic major maintenance (for which Landlord shall provide reasonable notice).
20.	Signage. Tenant shall be allowed, at its expense, to place a sign at the entry to its premises in accordance with Marina Village Signage Criteria and any applicable governmental regulations.
21.	Parking. Tenant shall be entitled to the free non-exclusive use of parking, on a non-designated basis, at the rate of 3.4 spaces per 1,000 rentable square feet of the areas of the Premises.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to the Lease as of the date of the Lease.

TENANT:		LANDLORD:

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.		ALAMEDA REAL ESTATE INVESTMENTS,
A Maryland Corporation		a California limited partnership

		By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

By:	/s/ Henry		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

Name:	Henry Klyce

				By:	/s/ Joseph R. Seiger

Title:	Pres			Name:	Joseph R. Seiger

				Title:	President
Date:	11/17/03			Date:	11/20/03

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MARINA VILLAGE
EXHIBIT A
OUTLINE OF PREMISES

A-1

MARINA VILLAGE
EXHIBIT B
INITIAL IMPROVEMENT OF THE PREMISES
1.	Tenant Improvements. Landlord, through its general contractor, shall furnish and install the Premises substantially in accordance with the drawings and specifications listed on Schedule 1 to this Exhibit B (the “Tenant Improvements”). Although the Tenant Improvements includes casework and cabinets, distribution pipes for compressed air and electrical wiring, conduits and fixtures for other than normal 20 amp, 110 volt service for normal desktop equipment serving or located in the Machine shop, Room 109, (all of the foregoing being, “Additional Improvements”), Landlord shall have no responsibility or liability for the design or installation of the Additional Improvements or their freedom from defects, but has only agreed to include such work under its agreement with its contractor as an accommodation to Tenant. At its expense, Landlord shall cause to be performed any construction or modifications which may be required to bring the public restrooms and path of travel serving the Building into compliance with the Americans with Disabilities Act. The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable governmental regulations.
2.	Allocation of Cost. Landlord shall bear the cost of the construction of the Tenant Improvements but not the cost of the Additional Improvements, permits, architectural and engineering services related to the Tenant Improvements other than the Additional Improvements (collectively, “Landlord’s Work”). Tenant shall pay the cost of all improvements in the Premises which are not part of Landlord’s Work including the cost of the Additional Improvements. Landlord shall obtain and submit to Tenant a bid for the cost of the Additional Improvements from Landlord’s contractor. Tenant shall approve or disapprove such bid within seven days. If disapproved, then within seven days following such disapproval Tenant shall provide Landlord with additional information adequate to permit the revision of the plans and specifications and re-pricing of the Additional Improvements for Tenant’s approval. Landlord shall pay a share of each progress billing submitted for work completed from its general contractor determined by multiplying the amount of such billing by a fraction, the numerator of which is the cost of the Landlord’s Work and the denominator of which is the estimated construction cost of all of the Tenant Improvements, including professionals’ fees and permits. Tenant shall pay the balance of such progress billing, provided that at such time as Landlord has paid the cost of all Landlord’s Work, all billings shall be paid entirely by Tenant.
3.	Payment of Tenant’s Cost. Tenant shall pay to Landlord all amounts due under the terms of this Exhibit B within ten (10) days after billing by Landlord. Bills may be rendered during the progress of the plans and specifications and the Tenant Improvements so as to enable Landlord to pay permit and processing fees and its architects, engineers and general contractor without advancing Landlord’s funds.

Landlord shall not be obligated to continue installation of the Tenant Improvements if Tenant does not pay Tenant’s share of the cost of the Tenant Improvements to Landlord when due. If Tenant does not make timely payment to Landlord, Landlord may, but shall not be obligated to, advance Landlord’s funds to pay Tenant’s share of the cost of the Tenant Improvements and any funds so advanced shall be payable to Landlord upon demand as additional rent and shall bear interest as provided in paragraph 3(d) of the Lease.
4.	Changes. Tenant shall bear the cost of any changes in the Tenant Improvements requested by Tenant after final approval of the bid plans and specifications by Tenant, together with a fee for Landlord’s construction administration in an amount not to exceed fifteen percent (15%) of the cost of such changes. In the event Landlord or its general contractor is instructed by Tenant to proceed with such changes without approval of such increases by Tenant, the amount thereof shall be as determined by Landlord upon completion of the Tenant Improvements, subject only to Landlord’s furnishing to Tenant, upon Tenant’s Request, of appropriate back-up information from Landlord’s general contractor concerning increased costs and construction delays.
5. Tenant Vendors.
a. Any items or work beyond the scope of normal construction trades for which Tenant contracts separately (hereinafter “Tenant Vendor’s Work”), shall be subject to Landlord’s reasonable policies and schedules and shall be conducted in such a way as not to unreasonably hinder, cause any disharmony with or delay work of improvements in the Building. To this end, Tenant shall conform with a schedule determined by Landlord’s contractor and no work shall be done by Tenant which would cause Landlord’s contractor to be dependent upon such work for completion of Landlord’s contractor’s work. In no event shall work involving the sprinkler, plumbing, mechanical, electrical power, lighting or fire safety systems of the Building be performed by any contractor or subcontractor other than Landlord’s approved subcontractors and all telecommunications and other special electrical equipment shall be installed under the supervision of Landlord’s electrical subcontractor.
b. Not less than five (5) days prior to the date Tenant desires to commence Tenant’s Work, it shall give a written request to Landlord setting forth or accompanied by all of the following:
1.	A description and schedule for the work to be performed;

2.	The names and addresses of all contractors, subcontractors and material suppliers who will perform the Tenant Vendor’s Work;

3.	The approximate number of individuals, itemized by trade, who will be present in the premises;

4.	Copies of all plans and specifications pertaining to the Tenant Vendor’s Work;

5.	Copies of all licenses and permits which may be required in connection with the performance of Tenant Vendor’s Work;

6.	Certificates of insurance indicating compliance with the insurance requirements set forth in the Lease; and

7.	Performance and labor and materials bonds in an amount not less than Landlord’s reasonable estimate of the total cost of such Tenant Vendor’s Work; provided, that, Landlord shall not require Tenant to furnish such bonds if Tenant’s contractor can demonstrate to the satisfaction of Landlord the ability to obtain a payment and performance bond in an amount which equals or exceeds two (2) times Landlord’s reasonable estimate of the cost of the work proposed to be performed by such contractor.
All of the foregoing shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, which shall be rendered with ten (10) days of receipt of notification.
c. Tenant shall be responsible for any out of pocket expenses incurred by Landlord due to inadequate cleanup by those performing Tenant Vendor’s Work.
d. If, in Landlord’s reasonable opinion, any supplier, contractor or workman performing Tenant Vendor’s Work hinders or delays, directly or indirectly, any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Landlord shall give notice to Tenant and immediately thereafter, Tenant shall cause such supplier, contractor or workman immediately to remove all of its tools, equipment and materials and to cease working in the Building. As additional rent under the Lease, Tenant shall reimburse Landlord for any reasonable repairs or corrections of the improvements or of any portion of the Building or the reasonable cost of any delays to the extent caused by or resulting from the actions or omissions of anyone performing Tenant Vendor’s Work.
6.	Completion and Rental Commencement Date. Notwithstanding anything to the contrary contained in the Lease, Tenant’s obligation for the payment of rental under the Lease shall not commence until Landlord has substantially completed the Landlord’s Work, subject only to the completion of punch list items. Substantial completion shall mean the date when Landlord has received the final inspection from the building inspector of the City of Alameda and sign off of the building permit issued by the City of Alameda. If Landlord shall be delayed in substantially completing the Tenant Improvements as a result of:
a. Tenant’s changes to plans and specifications listed on Schedule 1;

b. Tenant’s request for materials, finishes, or installations other than building standard improvements;
d. Tenant’s request for changes in the Tenant Improvements after commencement of construction;
e. Hindrance or disruption of the work of Landlord’s contractor resulting from Tenant Vendor’s Work or any other reason under Tenant’s control; or
f. Cessation or termination of work in the Premises due to Tenant’s failure to pay when due all amounts payable by Tenant pursuant to this Exhibit B;
then the commencement date of Tenant’s obligation for payment of rental shall be advanced by the number of days of such delay. All time periods referred to in this Exhibit B shall be computed on a calendar basis with no allowance for holidays or weekends.
IN WITNESS WHEREOF, the parties have executed this Exhibit B on the respective dates they executed the Lease.

TENANT:		LANDLORD:

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.		ALAMEDA REAL ESTATE INVESTMENTS,
A Maryland Corporation		a California limited partnership

		By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

By:	/s/ Henry		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

Name:	Henry Klyce

				By:	/s/ Joseph R. Seiger

Title:	Pres —			Name:	Joseph R. Seiger

				Title:	President
Date:	11/17/03			Date:	11/20/03

SCHEDULE B-1
CONSTRUCTION DRAWINGS
Tenant Improvement Drawings for St. Francis Medical Technologies, Inc.
960 Atlantic Avenue, Alameda, CA 94501
Drawings prepared by Burns/Nettle Architects

Drawing No.	Date
A0.0	11-11-03
A0.2	11-11-03
A1.1	11-11-03
A2.1	11-11-03
A3.1	11-11-03
A4.1	11-11-03
A5.1	11-11-03

MARINA VILLAGE
EXHIBIT C
VERIFICATION MEMORANDUM
Re: Industrial Gross Lease dated as of ___, 2003 between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and ST. FRANCIS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), and for Premises known as Marina Village Parkway, Suites 100, Alameda, California. Tenant hereby verifies that the dates and amounts stated below are correct and further acknowledges and accepts possession of the Premises.

Area:	13,112 rentable square feet

Commencement Date:

Expiration Date:

Option(s) to Extend:	None

Initial Base Rent:

TENANT:	LANDLORD:

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.	ALAMEDA REAL ESTATE INVESTMENTS,
A Maryland Corporation	a California limited partnership

	By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

By:		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

Name:

By:

Title:			Name:	Joseph R. Seiger

			Title:	President
Date:			Date:

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MARINA VILLAGE
EXHIBIT D
FORM OF LETTER OF CREDIT
Date
[Name and Address of
Issuing Bank]
San Francisco, CA
STANDBY LETTER OF CREDIT
Beneficiary:
Alameda Real Estate Investments
2479 East Bayshore, Suite 704
Palo Alto, CA 94303
     Re: Letter of Credit No.
Gentlemen:
By order of our client, [insert name and address of tenant], we hereby open our irrevocable, transferable Standby Letter of Credit No.                     , in your favor for an amount not to exceed in aggregate USD                      (                    U.S. Dollars and 00/100), effective immediately and expiring at the counters of our office located at                                         , San Francisco, CA                      on [at least one year following issuance].
Funds hereunder are available to you or your transferee against presentation of your Sight Draft(s), drawn on us, mentioning thereon our Letter of Credit Number                     , accompanied by your written and dated Statement as per Annex A, attached hereto.
It is a condition of this Letter of Credit that it shall be deemed automatically extended, without amendment, for additional period(s) of one year from the expiry date hereof, or any future expiration date, but not beyond [insert date at least 30 days following expiration of Lease], unless thirty (30) days prior to any expiration date we notify you by certified mail (return receipt requested) or by any other receipted means that we elect not to consider this Letter of Credit renewed for any such additional period, whereupon you may draw your one sight Draft on us for an amount not to exceed the unutilized balance of this Letter of Credit, mentioning thereon our reference number, accompanied by your written and dated Statement, purportedly signed by an authorized representative of your company as per Annex B, attached hereto.

It is a condition of this Letter of Credit that it is transferable and may be transferred in its entirety, but not in party, and may be successively transferred by you or any transferee hereunder to a successor transferee(s).
Transfer under this Letter of Credit to such Transferee shall be effected upon the presentation to us of the original of this Letter of Credit and any amendments hereto, accompanied by a request designating the transferee in the form of Annex C attached hereto, appropriately completed, along with payment of our transfer fee of $                    .
We hereby agree to honor each draft drawn under and in compliance with the terms and conditions of this Letter of Credit, if presented, as specified, at our Office on or before the expiration date.
Should you have occasion to communicate with us regarding this Letter of Credit, please direct your correspondence to our office located at                                         , San Francisco, CA                     , Attention:                     , mentioning our Letter of Credit Number indicated above.
Except as otherwise stated herein, this Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce, Publication No. 590, and as to matters not governed by the ISP98, shall be governed by and construed in accordance with the laws of the State of California and applicable U.S. Federal Law.

By:
, Vice President

ANNEX A
Date:
[Issuing Bank]
Ref: Letter of Credit No.
Gentlemen:
The undersigned, authorized representative of the beneficiary, certifies that an event of default has occurred pursuant to that certain Marina Village Industrial Gross Lease dated [insert date of Lease].

[Signature]
By:

Title

ANNEX B
Date:
[Issuing Bank]
Ref: Standby Letter of Credit No.
Gentlemen:
The undersigned, authorized representative of the beneficiary, certifies that Letter of Credit No.                      issued by                      is scheduled to expire within thirty (30) or fewer days and Applicant has failed to provide the Beneficiary with a new or an extended Letter of Credit in the amount and for the time required pursuant to that certain Marina Village Industrial Gross Lease dated [insert date of Lease].

[Signature]
By:

Title

ANNEX C
Request for Full Transfer
Relinquishing all Rights as Beneficiary
(This form is to be used when the Letter of Credit is to be Transferred in its entirety, and, no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary.)

[Issuing bank]	Date:

Re: L/C No.

Issued by:

Ref:

Gentlemen:
Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit (herein called the “Credit”) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

Whose address is

(Optional) Please advise Beneficiary through the below indicated Advising Bank:

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.
It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

Request for Full Transfer Relinquishing all Rights as Beneficiary
____________________, reference _____________
___ We enclose our check for $                     to cover your charges.
___ We authorize you to charge our                      account No.                     .

SIGNATURE GUARANTEED	Sincerely yours,

The First Beneficiary’s signature(s) with titles(s) conforms with that on file with us and such is/are authorized for the execution of this instrument.

(Name of Bank)	(Name of First Beneficiary)

(Bank Address)	(Telephone Number)

(City, State, Zip Code)	(Authorized Name and Title)

(Telephone Number)	(Authorized Signature)

(Authorized Name and Title)	(Authorized Name and Title)
(If applicable)

(Authorized Signature)	(Authorized Signature)
(If applicable)

EXHIBIT E
OPERATING EXPENSE EXCLUSIONS
Operating Expenses shall include the reasonable and necessary expenses, which are actually paid by Landlord in connection with the operation, maintenance and repair of the Building, Premises and Project (collectively, the ”Project”) as reasonably determined in accordance with generally accepted accounting principles (“GAAP”), consistently applied, but specifically excluding the following:
i)	interest, principal, points and fees on, and any other costs relating to, any debt instrument encumbering, or any other financing relating to, all or any portion of the Project;

ii)	ground lease rental;

iii)	costs for utilities, services and other benefits that are provided selectively to other tenants or occupants for their benefit and not provided to Tenant;

iv)	costs, which are paid or reimbursed to Landlord by warranties or guarantees, insurers or governmental authorities, or which are exclusively provided to and paid by Tenant, other tenants or occupants;

v)	leasing, brokers’ and other fees and commissions, attorneys’ fees, court costs and other legal expenses, space preparation costs, leasing inducements and concessions, and other costs incurred in connection with leasing of the Project (including advertising, marketing and promotional expenses) or negotiations or disputes with past, present, future or prospective tenants or other occupants, or in enforcing leases, or in defense of Landlord’s interest in or title to the Project;

vi)	management, administrative, coordination, supervision or similar fees, or Landlord’s general and administrative and overhead expenses, except for a property management fee not to exceed three percent (3%) of gross revenues for the Project;

vii)	any improvements, alterations or other capital expenditures, or depreciation or amortization thereof or of any portion of the Project or any improvements or equipment (and the costs of leasing HVAC, elevators and other equipment normally considered to be of a capital nature) other than capital expenditures required by laws which become effective following the date of this Lease, amortized over their useful lives, those intended to reduce other Operating Expenses, but only to the extent of such reduction and those incurred in connection with major repairs;

viii)	tenant improvement costs and other costs (including permit, license, inspection and other fees) incurred in renovating or otherwise improving, decorating, painting or altering space for Tenant, other tenants or occupants or vacant space at the Project;

ix)	repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the design, materials or workmanship of any portion of the Project, or to comply with any laws or governmental regulations in effect as of the date of this Lease including ADA and state and local disability access requirements;

x)	the cost of repairing damage covered under any insurance policy carried by, or required to be carried by, Landlord in connection with the Project in excess of the deductibles under such policy;

xi)	compensation, benefits and other costs of executives and employees above the grade of building manager;

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xii)	compensation, benefits and other costs of all other personnel to the extent such personnel provide services not solely in connection with the operation or maintenance of the Project;

xiii)	interest, penalties or other costs arising out of Landlord’s failure to make timely payment and performance of its obligations;

xiv)	costs of or other amounts paid to subsidiaries or affiliates of Landlord for management or other services for the Project or for supplies or other materials to the extent that such costs or amounts exceed the competitive cost of similar services, supplies or materials available from third parties unrelated to Landlord;

xv)	costs (including expert and consulting fees and expenses) incurred to test, monitor, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Substances from the Project;

xvi)	rent for space within the Project or other locations other than the Project management office and storage space for Project maintenance supplies and equipment;

xvii)	costs of sculptures, paintings, decorations and other objects of art;

xviii)	costs of any political, charitable, civic or other contribution or donation;

xix)	costs incurred in connection with any portion of the Project which is used for parking and for which parking, valet or other fees are charged;

xx)	any duplication of costs between Operating Expenses and Taxes;

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